Exhibit 99.1

AGRE NV Q&C Property Owner, LLC Financial Statements Nine Months Ended September 30, 2015 and Year Ended December 31, 2014 With Report of Independent Auditors

AGRE NV Q&C Property Owner, LLC

Financial Statements

For the Nine Months Ended September 30, 2015 and the Year Ended December 31, 2014

Report of Independent Auditors
To the Owner of AGRE NV Q&C Property Owner, LLC
We have audited the accompanying financial statements of AGRE NV Q&C Property Owner, LLC (Q&C Hotel), which comprise the balance sheets as of September 30, 2015 and December 31, 2014, and the related statements of operations, owner’s net equity and cash flows for the nine months ended September 30, 2015 and the year ended December 31, 2014, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q&C Hotel at September 30, 2015 and December 31, 2014, and the results of its operations and its cash flows for the nine months and year then ended, respectively, in accordance with accounting principles generally accepted in the United States of America.

/s/ Squar Milner LLP

November 11, 2015

AGRE NV Q&C Property Owner, LLC
Balance Sheets
As of September 30, 2015 and December 31, 2014

	2015	2014
Assets
Cash	$1,431,136	$527,436
Restricted cash	204,479	22,805
Accounts receivable	96,090	88,332
Inventory	27,274	25,748
Prepaid expenses and other assets	224,632	59,397
Property and Equipment
Land	1,212,103	1,212,103
Building and improvements	24,964,019	24,964,019
Furniture, fixtures, and equipment	4,411,399	4,411,399
Construction in progress	846,834	—
Total Property and Equipment	31,434,355	30,587,521
Less accumulated depreciation	(1,902,096)	(892,227)
Total Property and Equipment, net	29,532,259	29,695,294
Loan costs, net of accumulated amortization of $337,087 and $210,679	168,545	294,953
Liquor license, net of accumulated amortization of $1,770 and $443	24,785	26,112
Security deposits	58,926	55,526
Total Assets	$31,768,126	$30,795,603

Liabilities and Owner’s Net Equity
Liabilities
Accounts payable and accrued expenses	$445,063	$2,366,719
Advance deposits	54,097	56,480
Note payable	19,897,848	17,998,112
Total Liabilities	20,397,008	20,421,311
Commitments and Contingencies (Note 5)
Owner’s Net Equity	11,371,118	10,374,292
Total Liabilities and Owner’s Net Equity	$31,768,126	$30,795,603
The accompanying notes are an integral part of these financial statements.

AGRE NV Q&C Property Owner, LLC
Statements of Operations
For the Nine Months Ended September 30, 2015 and the Year Ended December 31, 2014

	2015	2014
Revenues
Rooms	$5,015,307	$3,366,211
Food and beverage	607,528	155,823
Rental and other income	239,647	291,364
Total Revenues	5,862,482	3,813,398

Operating Expenses:
Rooms	1,376,674	1,353,914
Food and beverage	464,969	180,156
Other	191,585	149,639
General and administrative	543,707	619,905
Insurance	144,922	202,585
Property operations	269,063	340,893
Marketing and advertising	400,960	215,552
Utilities	174,763	231,484
Management fee to affiliate	175,926	114,305
Property taxes	199,796	224,743
Rent	23,858	27,714
Depreciation and amortization	1,011,196	767,103
Total Operating Expenses	4,977,419	4,427,993

Other Expense
Interest expense	598,372	537,527
Loss on fair value of derivatives	11,421	47,996
Total Other Expense	609,793	585,523

Net Income (Loss)	$275,270	$(1,200,118)
The accompanying notes are an integral part of these financial statements.

AGRE NV Q&C Property Owner, LLC
Statements of Owner’s Net Equity
For the Nine Months Ended September 30, 2015 and the Year Ended December 31, 2014

	2015	2014

Owner’s net equity, beginning of period	$10,374,292	$11,711,429
Contributions	900,000	—
Distributions	(178,444)	(137,019)
Net income (loss)	275,270	(1,200,118)
Owner’s net equity, end of period	$11,371,118	$10,374,292
The accompanying notes are an integral part of these financial statements.

AGRE NV Q&C Property Owner, LLC
Statements of Cash Flows
For the Nine Months Ended September 30, 2015 and the Year Ended December 31, 2014

	2015	2014
Cash Flows From Operating Activities
Net income (loss)	$275,270	$(1,200,118)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	1,011,196	767,104
Amortization of deferred loan costs	126,408	168,544
Loss on fair value derivative	11,421	47,996
Changes in operating assets and liabilities:
Accounts receivable	(7,758)	(3,147)
Inventory	(1,526)	(25,748)
Prepaid expenses and other assets	(176,656)	45,516
Security deposits	(3,400)	(16,700)
Accounts payable and accrued expenses	(143,354)	230,339
Advance deposits	(2,383)	(29,988)
Net Cash Provided by (Used in) Operating Activities	1,089,218	(16,202)
Cash Flows From Investing Activities
Additions to property and equipment	(2,625,136)	(7,417,618)
(Funding) release of restricted cash, net	(181,674)	17,336
Payments for liquor license	—	(11,902)
Net Cash Used in Investing Activities	(2,806,810)	(7,412,184)
Cash Flows From Financing Activities
Proceeds from notes payable	1,899,736	5,938,112
Contributions from Owner	900,000	—
Distributions to Owner	(178,444)	(137,019)
Net Cash Provided by Financing Activities	2,621,292	5,801,093
Net increase (decrease) in cash	903,700	(1,627,293)
Cash - Beginning of period	527,436	2,154,729
Cash - End of period	$1,431,136	$527,436

Supplemental Disclosure of Cash Flow Information
Cash paid for interest (net of capitalized interest of $4,105 and $105,714)	$471,965	$401,886

Supplemental Disclosure of Non-Cash Investing Activities
Accrued additions for hotel property	$—	$1,778,302

The accompanying notes are an integral part of these financial statements.

AGRE NV Q&C Property Owner, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2015 and Year Ended December 31, 2014

1.	Organization and Nature of Business
AGRE NV Q&C Property Owner, LLC (the “Company”), a Delaware limited liability company was formed on August 22, 2013 by AGRE NV Q&C JV, LLC (the “Owner”) for the purpose of acquiring, owning and operating the Queen and Crescent Hotel, (the “Hotel”). The Hotel, which is a 196 room boutique hotel, is located in New Orleans, Louisiana and was acquired on September 26, 2013 for approximately $21 million (before closing costs).
On October 12, 2015, the Company entered into a purchase and sale agreement with a Newport Beach-based real estate investment trust to sell the Hotel for a sales price of $51,200,000.

2.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are prepared on the accrual basis of accounting, in accordance with accounting principles generally accepted in the United States (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).
Concentration of Credit Risk
The Company maintains cash at financial institutions that are insured by the Federal Deposit Insurance Corporation. At various times during the nine months ended September 30, 2015 and the year ended December 31, 2014, the Company maintained balances in excess of insured limits. The Company mitigates this risk by depositing funds in financial institutions that management believes are financially sound.
Concentration of Geographic Area
The Hotel is located in New Orleans, Louisiana, which exposes the Company to potential losses and unforeseen economic conditions associated with dependence on a local economy and tourism in that location that could have adverse effect on its operations.
Cash and Cash Equivalents
For financial statement purposes, the Company considers demand deposits and certificates of deposits, with an original maturity of three months or less, to be cash equivalents. At September 30, 2015 and December 31, 2014, the Company did not have any cash equivalents.
Restricted Cash
Restricted cash consists of cash reserved for construction and capital improvements to the Hotel as required by the Company’s lender.
Property and Equipment
Property and Equipment, net is stated at cost less accumulated depreciation. Major additions and improvements are capitalized to the property and equipment accounts while replacements, maintenance and repairs, which do not improve or extend the life of the respective asset, are expensed as incurred. When assets are retired or otherwise disposed of, the cost of the asset is removed from the asset account, accumulated depreciation is charged an amount equivalent to the depreciation provided, and any resulting gain or loss is included in other revenues and gains. Depreciation is computed using the straight-line method over the estimated useful lives of the assets: 39 years for buildings and building improvements and 5 to 10 years for furniture, fixtures and equipment. Depreciation expense for the nine months ended September 30, 2015 and the year ended December 31, 2014 was $1,009,869 and $766,660, respectively.
The carrying value of the property is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, given that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of are written down to the lower of carrying value or fair value less estimated costs to sell. During the nine months ended September 30, 2015 and year ended December 31, 2014, no impairment adjustments were recorded as a result of this review process.

AGRE NV Q&C Property Owner, LLC

Notes to Financial Statements (continued)

For the Nine Months Ended September 30, 2015 and Year Ended December 31, 2014

2.	Summary of Significant Accounting Policies (continued)
Deferred Loan Costs
Deferred loan costs are amortized over the life of the related debt using the effective interest method.
Liquor License
The Company has capitalized costs related to the acquisition of a liquor license and is amortizing such costs over 15 years.
Revenue Recognition and Advance Deposits
The Company recognizes revenues of the Hotel on the accrual basis of accounting in accordance with GAAP. Revenues are recognized at the earlier of the date upon which a guest occupies a room or utilizes the Hotels’ services or the date any deposit is no longer refundable. Revenues are recorded net of sales tax. The Company receives deposits for events and rooms. Such deposits are deferred and included in advance deposits on the accompanying consolidated balance sheets. The deposits are credited to income the earlier of when the specific event takes place or the advance is no longer refundable. All other revenue is recognized when earned.
Income Taxes
No provision for income taxes is necessary in the financial statements of the Company because limited liability companies are treated as partnerships for federal and state income tax purposes and are generally not subject to income tax at the entity level.
The Company’s tax returns are subject to examination by federal and state taxing authorities. Because many types of transactions are susceptible to varying interpretations under federal and state income tax laws and regulations, the amounts reported in the accompanying financial statements may be subject to change upon final determination by the respective taxing authorities. The Company’s tax returns from inception are open and subject to examination.
Advertising
Advertising costs are expensed as incurred and are included in marketing and advertising expenses in the accompanying consolidated statements of operations.
Use of Estimates
In preparing the financial statements in conformity with GAAP, management of the Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Note Payable
On September 26, 2013, the Company entered into a note payable agreement (the “Mortgage”) with Fifth Third Bank (“Bank”) with a total commitment of $20,000,000. The initial principal balance of the Mortgage was $12,060,000, funded when the Hotel was purchased. The remaining $7,940,000 was disbursed for project costs incurred as the hotel was improved. The Mortgage, which requires monthly interest-only payments based on of LIBOR plus 3% through October 2015 (3.201% and 3.158% as of September 30, 2015 and December 31, 2014, respectively) and monthly interest plus principal of $29,400 thereafter, has an initial maturity date of September 26, 2016, which can be extended to September 26, 2017, and then again to September 26, 2018 pursuant to the terms of the Mortgage.
The balance of the Mortgage at September 30, 2015 and December 31, 2014 was $19,897,848 and $17,998,112, respectively.

AGRE NV Q&C Property Owner, LLC

Notes to Financial Statements (continued)

For the Nine Months Ended September 30, 2015 and Year Ended December 31, 2014

3.	Note Payable (continued)
During the period ended September 30, 2015 and the year ended December 31, 2014, the Company incurred $598,372 and $537,527 of interest expense related to the Mortgage, including $126,408 and $168,544 of amortization of loan fees for the period ended September 30, 2015 and the year ended December 31, 2014, respectively.
Additionally, the Company entered into an interest rate cap agreement whereby LIBOR is capped at 2% through September 26, 2016 on a notional amount of $20,000,000. The cost of the interest rate cap is included in prepaid expenses and other assets. The Company recognized a loss on derivatives of $11,421 and $47,996 for the period ended September 30, 2015 and the year ended December 31, 2014, respectively.
The Mortgage is collateralized by the real and personal property of the Company and the assignment of leases and rents.
At September 30, 2015, the future principal payments due, assuming no extension beyond the initial due date, are as follows:

October 1, 2015 through December 31, 2015	$58,880
2016	19,838,968
$19,897,848
Principals of the Owner have made certain guarantees to the lender upon the occurrence of certain events as defined in the guaranty agreements.

4.	Related Party Transactions
The Company entered into a hotel management agreement with an affiliate of the Owner, NVHG Q&C Hotel Operator, LLC (“NVHG”), to provide hotel management and construction management services. The term of the hotel management agreement is 10 years.
Hotel Management Agreement
The hotel management fees are 3% of Adjusted Gross Revenues as defined in the agreement. Management fees incurred and expensed were $175,926 and $114,305 for the nine months ended September 30, 2015 and year ended December 31, 2014, respectively. Of those amounts, $15,559 and $13,611, was unpaid and included in accounts payable and accrued expenses at September 30, 2015 and December 31, 2014, respectively.
Construction Management Agreement
The Company entered into a construction management agreement with NVHG to provide consulting services related to the planned renovation of the Hotel. The fee is 3% of the lesser of the actual hard costs and the budgeted hard costs for the work performed. The fee is to be paid monthly over the expected term of the renovation. Construction management fees incurred were $75,823 and $159,912 for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. In addition to the construction management fee, NVHG was reimbursed $23,220 and $186,697, for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively for construction costs incurred by NVHG on behalf of the Company. At September 30, 2015 and December 31, 2014, $0 and $30,015 is unpaid and included in accounts payable.
Additionally there is a development incentive fee of 1% payable to NVHG if the work is completed substantially in accordance with the schedule and the aggregate cost of the work does not exceed the amount provided in the budget.
Other
The Company incurred other related party expenses for website maintenance, corporate expense reimbursements along with various miscellaneous expenses. Other related party expenses totaled $124,999 and $46,133 for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively, of which $0 and $25,969 is unpaid and included in accounts payable and accrued expenses at September 30, 2015 and December 31, 2014, respectively.

AGRE NV Q&C Property Owner, LLC

Notes to Financial Statements (continued)

For the Nine Months Ended September 30, 2015 and Year Ended December 31, 2014

5.	Commitments and Contingencies
Environmental
The Hotel is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws is not expected to have a material adverse effect on the Hotel’s financial condition and results of operations as of September 30, 2015.
Litigation
From time to time, the Hotel may be involved as a party in various legal proceedings. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities related to these matters. As of the date of the financial statements, there were no threatened or pending legal matters of which management is aware which would, in the opinion of management and legal counsel, have a material impact on the Hotel’s results of operations, financial position or cash flows.

6.	Subsequent Events
The Company evaluated all events and transactions that occurred after September 30, 2015 through November 11, 2015 the date these financial statements were available to be issued. On October 12, 2015, the Company entered into a purchase and sale agreement with a Newport Beach-based real estate investment trust to sell the Hotel for a sales price of $51,200,000.